027 California Tax Exempt Income Fund Attachment
9/30/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2005, Putnam management
has assumed $24,708 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	93,169
Class B	7,938
Class C	871

72DD2 (000s omitted)

Class M	269

73A1

Class A	$0.3755
Class B	 0.3206
Class C	 0.3086

73A2

Class M	$0.3494

74U1 (000s omitted)

Class A	244,110
Class B	21,190
Class C	2,876

74U2 (000s omitted)

Class M	747

74V1

Class A	8.43
Class B	8.42
Class C	8.46

74V2

Class M	8.41

85B

Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.